UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2004
Date of Report (Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Name of small business issuer in its charter)

NEVADA	52-2202416
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

One Riverway, Suite 1700, Houston, Texas, 77056
(Address of principal executive offices)

(713) 599-0800
(Issuer’s telephone number)

ITEM 4.01   Changes in Registrant’s Certifying Accountant.

On December 14, 2004, our Audit Committee made a recommendation to the Board of Directors to replace our independent auditors, Sarna & Company. Upon recommendation by the Audit Committee, the Board of Directors voted unanimously to dismiss Sarna & Company and to engage Ham, Langston & Brezina, LLP as our new independent accountants effective December 15, 2004.

None of Sarna & Company’s financial statements for the past two fiscal years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. There are no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We have not consulted with Ham, Langston & Brezina, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Ham, Langston & Brezina, LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) or Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-B.

We have provided Sarna & Company a copy of the disclosure made in response to this Item 4.01 and have requested that Sarna & Company provide a letter addressed to the Securities & Exchange Commission confirming their agreement with the disclosure contained herein. Pursuant to our request, Sarna & Company has provided the letter attached hereto as Exhibit 16.1.

ITEM 9.01    Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit 16.1  Letter from Sarna & Company dated December 15, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.
Date: December 15, 2004
	By:	/s/ Grant Petersen
Grant Petersen
Chief Executive Officer and Director